UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Commerce Drive, Schaumburg, Illinois 60173

(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Frontrunner Network Systems, Corp. (“FNS”), a wholly-owned subsidiary of Capital Growth Systems, Inc. (the “Company”), is party to a certain note (the “Demand Note”), dated as of April 15, 1999, as amended, payable on demand to the order of Harris N.A., as successor by merger to Harris Trust and Savings Bank (the “Bank”). As of June 12, 2006, the principal balance of the Demand Note was $2,830,000 and accrued but unpaid interest as of that date was $32,038.69.

FNS and the Company have been in negotiations to extend the due date of the Demand Note. On June 13, 2006, the Company received notice that the Bank issued to FNS a demand for payment of the Demand Note no later than July 12, 2006. The Company and FNS are exploring alternative funding sources to comply with this request. There can be no assurance that such alternative funding can be secured. The failure to secure such funding would have a substantial adverse effect on FNS and consequently the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

Date: June 19, 2006	By:	/s/ Derry L. Behm
Derry L. Behm
Chief Financial and Accounting Officer